Exhibit 10.1
EXECUTION COPY

AMENDMENT NO. 1 AND CONSENT UNDER
TERM LOAN AGREEMENT

AMENDMENT NO. 1 AND CONSENT dated as of August 11, 2011 between TIN Land Financing, LLC, a Delaware limited liability company (the “Borrower”), CAFCO, LLC , a Delaware limited liability company, CHARTA, LLC, a Delaware limited liability company, CRC FUNDING, LLC, a Delaware limited liability company, CIESCO, LLC, a Delaware limited liability company, CITIBANK, N.A., and CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”), as agent (the “Agent”) for the Lenders (as defined in the Term Loan Agreement referred to below).

RECITALS

WHEREAS the Borrower, CAFCO, LLC, CHARTA, LLC, CRC FUNDING, LLC, CIESCO, LLC, CITIBANK, N.A., and the Agent entered into a Term Loan Agreement (as amended, modified or otherwise supplemented from time to time, the “Term Loan Agreement”), dated as of December 3, 2007;

WHEREAS the Borrower has requested a substitution of the RBS Letters of Credit issued on October 31, 2007 by The Royal Bank of Scotland plc with Substitute L/Cs to be issued by Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank Nederland”) (the “RBS-Rabo L/C Substitution”) and has requested that the Agent and the Lenders consent to such substitution;

NOW THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 1 and Consent, terms defined in the Term Loan Agreement are used herein as defined therein.

Section 2.  Consent.  Upon effectiveness of this Section 2 in accordance with Section 5 hereof, the Agent and the Lenders hereby consent to the RBS-Rabo L/C Substitution.

Section 3.  Amendments to Term Loan Agreement.

3.01           References Generally.  References in the Term Loan Agreement (including references to the Term Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Term Loan Agreement as amended hereby.  The definitions of terms in the Term Loan Agreement shall apply equally to the singular and the plural forms of the terms defined.

3.02           Covenants.

(a)           Clause (iii) of Section 5.01(j) is hereby amended in its entirety to read as follows (with the new language indicated below by the bold and double-underline text):

(iii)           The Borrower shall within thirty days of the Knowledge Date, cause the issuance of a Substitute L/C by a Substitute LC Bank (as defined in the applicable Purchase Note) pursuant to the terms of the Purchase Note and in accordance with Section 5.01(w) below.

(b)           Section 5.01(w) is hereby amended in its entirety to read as follows (with the new language indicated below by the bold and double-underline text):

The Borrower will not cause or consent to any amendment or modification of or waiver under any of the Purchase Notes or the Purchase Letters of Credit without the prior written approval of the Majority Banks and the Agent.  Nothing in this clause (w) shall prevent the Borrower from replacing any Purchase Letter of Credit pursuant to the terms of Section 5.01(j) hereof so long as (i) the relevant Substitute L/C complies with the terms hereof and is subject to a valid first and prior perfected security interest pursuant to the Security Agreement, (ii) after giving effect to such substitution, there will be no fewer than two unaffiliated L/C Issuers issuing Purchase Letters of Credit and (iii) after giving effect to such substitution, the Base Amount (as defined in the applicable Purchase Letters of Credit as in effect on the date hereof) of each L/C Issuer’s issuance of Purchase Letters of Credit will not exceed, in the aggregate, $761,172,804.  For purposes of this Agreement, L/C Issuers who are Affiliates shall constitute a single L/C Issuer; provided that L/C Issuers shall not be deemed Affiliates solely by virtue of being owned by a common government entity.

3.03           Events of Default.  Section 7.01(n) is hereby amended in its entirety to read as follows (with the new language indicated below by the bold and double-underline text):

(n)           A Purchase Note Event of Default shall occur; provided that (A) if such Purchase Note Event of Default relates solely to a failed Substitution of an LC Bank and, within two days of such Purchase Note Event of Default, (i) the related Purchase Letter of Credit is drawn in full by the Borrower and (ii) the proceeds of such draw are used to prepay a principal amount of the Loans equal to the face amount of such Purchase Letter of Credit, then such Purchase Note Event of Default (but not any other existing or thereafter arising Purchase Note Event of Default) shall be deemed to be cured; and provided that Borrower shall not be permitted to effect more than one cure under the foregoing proviso during the term of this Agreement (for the avoidance of doubt, if an L/C Issuer issues Purchase Letters of Credit in support of the obligations of more than one of the respective issuers under the Purchase Notes, the above referenced one time cure right would not be available with respect to such L/C Issuer as any such cure would be treated as more than one cure) and (B) a Purchase Note Event of Default which arises solely as a result of the Maker’s failure to deliver financial statements under the Purchase Note shall not be an Event of Default hereunder; or

Section 4. Representations; Covenants.  The Borrower represents and warrants to the Agent and the Lenders that (a) the representations and warranties set forth in Section 4.01 of the Term Loan Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), (b) the Borrower and TIN are in compliance with all covenants and agreements made by each of them under the Transaction Documents and (c) no Default, Event of Default or an Incipient Event of Default has occurred and is continuing.

Section 5. Conditions To Effectiveness of Sections 2 and 3.  Sections 2 and 3 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

5.01           Execution.  The Agent shall have received counterparts of this Amendment No. 1 and Consent executed by the Borrower, the Lenders and the Agent under the Term Loan Agreement.

5.02           Receipt of Documentation.  Documents evidencing the RBS-Rabo L/C Substitution, including without limitation, substitute letters of credit issued by Rabobank Nederland, applications for consent to assignment of proceeds, consents to assignment of proceeds, undated requests for full transfer, legal opinions, certificates and such other documents as the Agent may reasonably request (the “RBS-Rabo L/C Substitution Documents”) shall have been executed by the parties thereto and the RBS-Rabo L/C Substitution Documents shall be in full force and effect.  All terms and conditions of the RBS-Rabo L/C Substitution Documents shall be in form and substance reasonably satisfactory to the Agent and all conditions precedent under the RBS-Rabo L/C Substitution Documents shall have been satisfied.

5.03           Officer's Certificate.  The Agent shall have received a certificate, dated the date hereof and signed by an authorized officer of the Sole Member of the Borrower, confirming that (a) the representations and warranties set forth in Section 4.01 of the Term Loan Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4.01 to “this Agreement” included reference to this Amendment No. 1 and Consent, (b) the Borrower and TIN are in compliance with all covenants and agreements made by each of them under the Transaction Documents and (c) no Default, Event of Default or an Incipient Event of Default has occurred and is continuing.

5.04           Payment of Fees.  Each of the Agent and its counsel shall have received evidence satisfactory to it of payment (or irrevocable instructions for payment) by the Borrower in full of all accrued fees and expenses of the Agent relating to the preparation of this Amendment No. 1 and Consent (including the accrued fees and expenses of Milbank, Tweed, Hadley & McCloy LLP).

5.05           Other Documents.  The Agent shall have received such other documents as the Agent, the Lenders or special New York counsel to the Agent may reasonably request.

Section 6. Release.

(a)           In consideration of the agreements of the Agent and the Lenders contained herein, the Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, their respective successors and assigns and each of their respective affiliates, subsidiaries, predecessors, directors, officers, partners, attorneys, employees, agents and other representatives (each Lender, Agent and all such other Persons being hereinafter referred to collectively as the “Releasees”, and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever, including, without limitation, any so-called “lender liability” or equitable subordination claims or defenses (individually, a “Claim” and, collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, the Borrower or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 1 and Consent for or on account of, or in relation to, or in any way in connection with any of the Term Loan Agreement, as amended hereby, the other Transaction Documents or this Amendment No. 1 and Consent or transactions thereunder or related thereto.

(b)           The Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           The Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)           The Borrower, on behalf of itself and its respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower pursuant to Section 6(a) of this Amendment No. 1 and Consent.  If the Borrower, or its respective successors, assigns or other legal representatives violates the foregoing covenant, the Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

Section 7. Miscellaneous.

7.01           GOVERNING LAW.  THIS AMENDMENT NO. 1 AND CONSENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

7.02           Counterparts.  This Amendment No. 1 and Consent may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 1 and Consent by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment No. 1 and Consent.

7.03           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

                      7.04           Complete Agreement.  This Amendment No. 1 and Consent sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties hereto.

7.05           Documents Otherwise Unchanged.  Except as herein provided, the Term Loan Agreement shall remain unchanged and in full force and effect, and each reference to the Term Loan Agreement and words of similar import in the Term Loan Agreement, and other documents shall be a reference to the Term Loan Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Consent to the Term Loan Agreement to be duly executed as of the day and year first above written.

BORROWER:	TIN LAND FINANCING, LLC By: TIN Inc., its Sole Member
By: /s/ Christopher T. Mathis Name: Christopher T. Mathis Title: VP IR & Treasury
AGENT:	CITICORP NORTH AMERICA, INC., as Agent
By: /s/ Steffen Lunde Name: Steffen Lunde Title: Vice President
BANK LENDER:	CITIBANK, N.A.
By: /s/ Steffen Lunde Name: Steffen Lunde Title: Vice President
Acknowledged:	TIN, INC.
By: /s/ Christopher T. Mathis Name: Christopher T. Mathis Title: VP IR & Treasury

Amendment No. 1 and Consent to the Term Loan Agreement (Land)

CONDUIT LENDER:	CAFCO, LLC By: Citibank, N.A., as Attorney-in-fact
By: /s/ Steffen Lunde Name: Steffen Lunde Title: Vice President
CONDUIT LENDER:	CHARTA, LLC By: Citibank, N.A., as Attorney-in-fact
By: /s/ Steffen Lunde Name: Steffen Lunde Title: Vice President
CONDUIT LENDER:	CIESCO, LLC By: Citibank, N.A., as Attorney-in-fact
By: /s/ Steffen Lunde Name: Steffen Lunde Title: Vice President
CONDUIT LENDER:	CRC FUNDING, LLC By: Citibank, N.A., as Attorney-in-fact
By: /s/ Steffen Lunde Name: Steffen Lunde Title: Vice President

Amendment No. 1 and Consent to the Term Loan Agreement (Land)